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                                                                   EXHIBIT 10.47

                          STOCK OPTION AGREEMENT TERMS
                           UNDER THE PERCEPTRON, INC.
                    1998 GLOBAL TEAM MEMBER STOCK OPTION PLAN

      THESE STOCK OPTION AGREEMENT TERMS pertain to stock options granted effective January 2, 2006, under the 1998 Global Team Member Stock Option Plan (the "Plan") as detailed in the accompanying Notice of Grant of Stock Options and Option Agreement (the "Notice") between Perceptron, Inc., a Michigan corporation (the "Company"), and the employee named in the Notice who is currently employed by the Company or one of its subsidiaries (the "Optionee"). A copy of the 1998 Global Employee Stock Option Plan is not attached hereto but is available upon written request made to the Secretary of the Company.

      1. GRANT OF OPTION. Subject to the terms and conditions hereof, the Company hereby grants to the Optionee an option to purchase from the Company up to, but not exceeding in the aggregate, the number of shares of the Company's Common Stock detailed in the accompanying Notice at the price per share designated in the Notice. This option is not intended to constitute an "incentive stock option" with the meaning of Section 422 of the Internal Revenue Code ("Code").

      2. RIGHT TO EXERCISE OPTION. Unless otherwise indicated in the Notice, the Optionee may purchase from the Company on and after the first (1st) anniversary of the date of grant, 25% of the shares covered by this option, and on each succeeding one year anniversary thereof, may exercise an additional 25% of the shares covered by the option, so that on the fourth (4th) anniversary of the date of grant this option shall be fully exercisable. Unless a shorter period is specified in the Notice under the "Expiration" column, and notwithstanding any provision of this Agreement, no portion of this option shall be exercisable on or after the tenth (10th) anniversary of the date of grant.

      3. TERMINATION OF EMPLOYMENT. If, prior to the date on which this option first shall become exercisable, the Optionee's employment with the Company or any of its subsidiaries is terminated for any reason, the Optionee's right to exercise this option shall terminate and all rights hereunder shall cease. As used in this Agreement, the term "subsidiary" of the Company means any "subsidiary corporation" as defined in Section 424(f) of the Code, the term "employment" means employment with the Company or any subsidiary of the Company, and the term "disability" means "total and permanent disability," as defined in
Section 22(e) of the Code.

      If, on or after the date on which this option first shall become exercisable, the Optionee's employment is terminated for any reason other than death or disability, the Optionee shall have the right to exercise this option, to the extent that it was exercisable and unexercised on the date of the Optionee's termination of employment, at any time on or before the earlier of:
(i) the expiration date of the option, or (ii) three (3) months after the date of such termination of employment, subject to any other limitation on the exercise of such option in effect on the date of exercise.

      If, on or after the date on which this option first shall become exercisable, the Optionee's employment is terminated due to the Optionee's death or disability, the Optionee, the executor or the administrator of the estate of the Optionee, or the person(s) to whom the option has been transferred

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by will or by the laws of descent and distribution, shall have the right to exercise this option at any time on or before the earlier of: (i) the expiration date of the option, or (ii) one (1) year from the date of the Optionee's death or disability, to the extent that the option was exercisable and unexercised on the date of the Optionee's death or disability, subject to any other limitation on the exercise of such option in effect on the date of exercise.

      For purposes of this Agreement, the transfer of an Optionee to/from the Company to/from any of its subsidiaries, shall not constitute a termination of employment. In addition, a leave of absence by an Optionee shall not constitute a termination of employment, provided the Optionee obtains the prior written consent of the Company for such leave of absence.

      4. CHANGE IN CONTROL. Notwithstanding the provisions of Section 2 "Right to Exercise Option" and Section 3 "Termination of Employment" of this Agreement, in the event of a Change in Control, any portion of this option that is then not exercisable shall become immediately exercisable. For purposes hereof, a "Change in Control" shall be deemed to have occurred in the event of (i) a merger involving the Corporation in which the Corporation is not the surviving corporation (other than a merger with a wholly-owned subsidiary of the Corporation formed for the purpose of changing the Corporation's corporate domicile); (ii) a share exchange in which the shareholders of the Corporation exchange their stock in the Corporation for stock of another corporation (other than a share exchange in which all or substantially all of the holders of the voting stock of the Corporation, immediately prior to the transaction, exchange, on a pro rata basis, their voting stock of the Corporation for more than 50% of the voting stock of such other corporation); (iii) the sale of all or substantially all of the assets of the Corporation; or (iv) any person or group of persons (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than any employee benefit plan or employee benefit trust benefiting the employees of the Corporation) becoming a beneficial owner, directly or indirectly, of securities of the Corporation representing more than fifty (50%) percent of either the then outstanding Common Stock of the Corporation, or the combined voting power of the Corporation's then outstanding voting securities.

      In the event of a Change of Control, the Company's Management Development, Compensation and Stock Option Committee, or such other committee as determined by the Board of Directors (the "Committee") may, in its sole discretion and without the consent of the Optionee, cancel this option in exchange for a payment with respect to each vested share of Common Stock as provided in Section 9 of the Plan.

      5. EXERCISE OF OPTION.

      (a) At any time during which this option may be exercised as provided in this Agreement, the Optionee may exercise any portion of this option which is then exercisable, in whole or in part, by delivering a written notice to the Company, in the form attached hereto, signed by the Optionee.

      (b) In addition, the Optionee shall deliver, on the date of exercise:

            (i) cash, personal check, bank draft or money order equal to the purchase price of the shares being purchased,

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            (ii) such documents as are or may be required to effect a cashless exercise pursuant to Section 5.3 of the 1998 Global Team Member Stock Option Plan (the "Plan"), or

            (iii) Permitted Shares with a fair market value (determined as of the date of exercise of the option and as defined in the Plan) equal to the purchase price of the shares being purchased (the "Delivered Shares Method") pursuant to Section 5.3 of the Plan.

      (c) "Permitted Shares" are shares of Company Common Stock to be delivered to pay the exercise price of the option (the "Delivered Shares"):

            (i) which have been owned by the Optionee for at least six (6) months prior to the date of delivery, or

            (ii) if they have not been owned by the Optionee for at least six
      (6) months prior to the date of delivery, the Optionee then owns, and has owned for at least six (6) months prior thereto, a number of shares of Company Common Stock at least equal in number to the Delivered Shares.

      (d) Shares which have been counted during the prior six (6) months as owned by the Optionee, for purposes of determining whether the Optionee may exercise options to purchase Common Stock pursuant to the Delivered Shares Method, may not be used as Delivered Shares and may not be counted as owned by the Optionee for purposes of making calculations under the Delivered Shares Method.

      6. COMPLIANCE WITH SECURITIES LAWS. Notwithstanding any provision in this Agreement to the contrary, the Company's obligation to sell and deliver stock under this option is subject to such compliance with federal, state and foreign laws, rules and regulations applying the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Company deems necessary or advisable.

      7. NON-ASSIGNABILITY. The option hereby granted shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and the option may be exercised only during the Optionee's lifetime by the Optionee. Any person to whom this option is transferred shall take such option subject to the terms and conditions of this Agreement. No such transfer of an option shall be effective to bind the Company unless the Company is furnished with written notice of the transfer, and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee(s) of the terms and conditions of this Agreement. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right herein whatsoever, except to the extent an Optionee makes a transfer by will or by the laws of descent and distribution.

      8. DISPUTES. The granting of this option under this Agreement is conditioned upon the agreement by the Optionee, and the Optionee's successors and assigns, that any dispute or disagreement which may arise under or as a result of this Agreement shall be resolved by the Committee in its sole discretion and judgment, and that any such determination or interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive for all purposes.

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      9. ADJUSTMENTS. In the event of any stock dividend on the Common Stock, subdivision or combination of shares of the Common Stock, or reclassification of the Common Stock, and in the event of a merger, consolidation, share exchange, reorganization, recapitalization or other change in the capitalization of the Company directly affecting the outstanding Common Stock, the rights of the Optionee shall be determined pursuant to Section 8 of the Plan and any adjustment to this option shall be made in accordance with Section 8 of the Plan.

      10. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this option until the certificate(s) are issued upon the exercise of the option, in full or in part, and then only with respect to the shares represented by such certificate(s).

      11. NOTICES. Any notice which relates to this Agreement shall be made in writing and if such notice is mailed, it shall be mailed by either registered or certified mail, with return receipt requested. Any notice to the Company either shall be delivered or addressed to the Secretary of the Company at the Company's headquarters. Any notice by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last known address, as then contained in the records of the Company, or such other address as the Optionee may designate. Either party may designate a different address to which notices shall be addressed, provided the other party has received sufficient notification of such designation. Any notice given by the Company to an Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire any rights hereunder.

      12. "OPTIONEE" TO INCLUDE CERTAIN TRANSFEREES. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances in which the provision logically should apply to any other person(s) to whom the option, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such other person(s).

      13. GOVERNING LAW. This Agreement is made under and shall be construed in accordance with the laws of the State of Michigan.

      14. PROVISIONS OF PLAN CONTROLLING. The provisions of this Agreement are subject to the terms and provisions of the Plan. Copies of the Plan are available for review upon request. In the event a conflict arises between the provisions of this option and the provisions of the Plan, the provisions of the Plan shall control, except to the extent that the provisions of this option limit or restrict the rights of an Optionee to a greater extent than that which is set forth in the Plan.

      15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      16. CAPTIONS. The captions to the sections and subsections contained in this Agreement are for reference only, do not form a substantive part of this Agreement and shall not restrict or enlarge substantive provisions of this Agreement.

      17. PARTIES IN INTEREST. This Agreement shall bind and shall inure to the benefit of the parties hereto, their respective permitted successors and assigns.

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      18. COMPLETE AGREEMENT. This Agreement shall constitute the entire agreement between the parties hereto and shall supersede all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.

      19. MODIFICATIONS. The terms of this Agreement cannot be modified except in writing and signed by each of the parties hereto.

      20. SEVERABILITY. In the event that any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      21. WITHHOLDING. The Optionee hereby authorizes the Company to withhold from his compensation or agrees to tender the applicable amount to the Company to satisfy any requirements for withholding of income and employment taxes in connection with the exercise of the option granted hereby.

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                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION
                           UNDER THE PERCEPTRON, INC.
                    1998 GLOBAL TEAM MEMBER STOCK OPTION PLAN

Perceptron, Inc.
47827 Halyard Drive
Plymouth, Michigan 48170

Dear Sir:

A non-qualified stock option, number XXXX, was granted to me on XX/XX/XXXX to purchase XXX shares of Perceptron, Inc. Common Stock at a price of $XX.XX per share. I hereby elect to exercise my non-qualified stock option with respect to XXX shares for an aggregate purchase price of $X,XXX.XX.

I hereby elect to pay for such shares, plus tax withholding, as follows:

Personal Check                                      $ ______________
Cash                                                $ ______________
Bank Draft                                          $ ______________
Money Order                                         $ ______________
Cashless Exercise                                   $ ______________
Perceptron Common Stock                             $ ______________
TOTAL                                               $ ______________

A personal check (or cash, bank draft or money order) for the purchase price is enclosed herewith. Documents as are required to effect a cashless exercise are enclosed.

I hereby elect to exercise my stock option with respect to _____________ shares through a combination of cash payments and shares of Perceptron, Inc. Common Stock, as described on the attached Exhibit A. A personal check for the purchase price to be paid in cash is enclosed herewith. Certificates for _______________ shares of Perceptron, Inc. Common Stock are enclosed herewith, along with a duly executed stock power in proper form for transfer, with all signatures properly guaranteed by a national bank or member firm of the NYSE or AMEX. I represent that the shares of Perceptron, Inc. Common Stock enclosed herewith have been owned by me for more than six months or I currently own more than ______________ shares of Perceptron, Inc. Common Stock which have been owned by me for more than six months.

Such shares have not been counted during the prior six months as owned by me for purposes of determining whether I may exercise options to purchase Common Stock pursuant to the Delivered Shares Method.

I represent that the shares of stock that I am purchasing upon this exercise of my option are being purchased for investment purposes and not with a view to resale. This representation shall not be binding upon me if the shares of Common Stock that I am purchasing are subject to an effective Registration Statement under the Securities Act of 1933.

Optionee: ___________________________________    Date: _________________________
           Name